For Immediate Release:	Contact:
June 7, 2007	Dawn M. Robért, Investor Relations
Galaxy Nutritional Foods, Inc.
(407) 854-0433

GALAXY NUTRITIONAL FOODS REPORTS FY2007 EARNINGS TURNAROUND

FY2007 NET INCOME OF $146,498 COMPARES WITH FY2006 NET LOSS OF ($24,148,553)

ORLANDO, Florida (June 7, 2007) Galaxy Nutritional Foods, Inc. (OTC BB: GXYF), a leading developer and marketer of cheese alternative and dairy-related food products, today reported improved operating results for the fourth quarter and fiscal year ended March 31, 2007. The Company will host an investor conference call to discuss these results at 11:00 a.m. Eastern Time (EDT) today, June 7, 2007 (see details below).

For the three months ended March 31, 2007, the Company reported net income of $201,179, or $0.01 per diluted share, on net sales of approximately $6.5 million. These results compared with net sales of approximately $8.4 million and a net loss of ($1,833,320), or ($0.09) per share, in the fourth quarter of the previous fiscal year.

For the twelve months ended March 31, 2007, the Company reported a net profit of $146,498, or $0.01 per diluted share, on net sales of approximately $27.2 million. Operating expenses during FY2007 included a previously disclosed final write-down of a non-recurring, non-cash reserve on a stockholder note receivable in the amount of $1,428,000. In addition, the Company incurred $295,651 in costs related to disposal activities and $108,160 in non-cash stock-based compensation expense. Exclusive of these items, the Company would have reported income from operations of approximately $2.7 million in the fiscal year ended March 31, 2007.

In the twelve months ended March 31, 2006, the Company reported a net loss of ($24,148,553), or ($1.23) per share, on net sales of approximately $37.8 million. FY2006 operating expenses included a previously disclosed write-down of a non-recurring, non-cash reserve on a stockholder note receivable in the amount of $10,120,200; expenses related to equipment impairment and disposal activities of $9,543,044; and $926,263 in non-cash stock-based compensation expense. Exclusive of these items, the Company would have reported a loss from operations of approximately ($2.3 million) in the fiscal year ended March 31, 2006.

The Company generated EBITDA, as adjusted (a non-GAAP measure), of $2,955,491 (10.9% of net sales) in FY2007, compared with EBITDA, as adjusted, of a negative ($431,766) in FY2006 (see EBITDA table at end of this release for further Non-GAAP information).

“We are very pleased to report our fourth consecutive quarter of profitability, exclusive of the non-operating expenses noted above, and our first profitable fiscal year since Fiscal 2000,” stated Michael E. Broll, Chief Executive Officer of Galaxy Nutritional Foods, Inc. “The earnings turnaround in Fiscal 2007 reflects an improvement in gross profit margin to 40.3% of sales, compared with a 25.5% gross margin in the previous fiscal year, along with substantial reductions in selling, delivery and G&A expenses. The Company also reported that its operating cash flows improved by more than $2.3 million to approximately $1.9 million in Fiscal 2007, versus a negative ($0.4 million) in Fiscal 2006.”

“The reduction in revenues during Fiscal 2007 was primarily due to the elimination of unprofitable and marginally profitable private label accounts and non-branded imitation products, which was part of our turnaround strategy” continued Broll. “The Company’s challenge going forward is to stimulate a resumption in revenue growth through brand-oriented sales and marketing activities that expand consumer awareness of Galaxy’s ‘healthy alternative’ products, along with the introduction of complementary new products that can increase our ownership of shelf space in grocery stores. We have developed a strategy that targets these objectives and will move forward to implement this strategy in Fiscal 2008.”

CONFERENCE CALL AND WEBCAST INFORMATION

The Company will host an investor conference call to discuss FY2007 operating results at 11:00 a.m. EDT today, June 7, 2007.

Shareholders and other interested parties may participate in the conference call by dialing 877-715-5282 (international/local participants dial 973-582-2850) and referencing the ID code 8880123 a few minutes before 11:00 a.m. EDT on June 7, 2007. A replay of the conference call will be available on Galaxy Nutritional Foods’ website at:  http://www.galaxyfoods.com/investors/transcripts.asp starting on Monday, June 11, 2007.

About Galaxy Nutritional Foods, Inc.

Galaxy Nutritional Foods, Inc. (OTC BB: GXYF) develops and globally markets plant-based cheese and dairy alternatives, as well as processed organic cheese and cheese food to grocery and natural foods retailers, mass merchandisers and foodservice accounts. Veggie, the leading brand in the grocery cheese alternative category and the Company’s top selling product group, is primarily merchandised in the produce section and provides calcium and protein without cholesterol, saturated fat or trans-fat. Other popular brands include: Rice, Veggy, Vegan, Rice Vegan and Wholesome Valley. Galaxy Nutritional Foods, Inc. is dedicated to developing nutritious and delicious food products made with high quality natural ingredients that exceed the expectations of today’s health conscious consumers. For more information, visit www.galaxyfoods.com.

Galaxy Nutritional Foods, Inc. is headquartered in Orlando, Florida, and its common stock is quoted on the OTC Bulletin Board under the symbol “GXYF”.

Any statement of future expectations in this press release, including without limitation, as to future revenues, earnings and profitability, plans and objectives for future operations, future economic performance or expected operational developments, and all other statements regarding the future are “forward looking” statements within the meaning of the Private Securities Litigation Act of 1995. These forward looking statements are based on the Company’s strategic plans and involve risks and uncertainties that may cause actual results to differ materially and adversely from these forward looking statements. Such risks and uncertainties include, without limitation: the Company’s ability to execute its business strategy in a very competitive service and pricing environment; risks associated with the launch of new marketing campaigns; continued relations with and pricing dependence on third party suppliers; and other risks referenced from time to time in the Company’s filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward- looking statements, which speak only as of the date hereof. The Company undertakes no obligation to publicly release any revisions to these forward- looking statements to reflect events or circumstances after the date hereof or to reflect unanticipated events or developments.

(Financial statements follow)

GALAXY NUTRITIONAL FOODS, INC.
Balance Sheets

	MARCH 31, 2007	MARCH 31, 2006
ASSETS
CURRENT ASSETS:
Cash	$879,487	$435,880
Trade receivables, net of allowance of $1,498,000 and $1,769,000	2,652,845	4,018,806
Inventories	377,432	273,528
Prepaid expenses and other	261,693	70,717

Total current assets	4,171,457	4,798,931

PROPERTY AND EQUIPMENT, NET	90,181	226,349
ASSETS HELD FOR SALE	—	61,950
OTHER ASSETS	102,980	162,840

TOTAL	$4,364,618	$5,250,070

LIABILITIES AND STOCKHOLDERS’ DEFICIT
CURRENT LIABILITIES:
Line of credit	$556,886	$1,919,002
Accounts payable	1,718,088	2,665,963
Accrued disposal costs	—	480,404
Accrued and other current liabilities	823,258	542,811
Related party notes payable	—	2,273,021
Current portion of accrued employment contracts	366,305	434,114
Current portion of obligations under capital leases	—	20,231

Total current liabilities	3,464,537	8,335,546

ACCRUED EMPLOYMENT CONTRACTS, less current portion	194,491	559,677
RELATED PARTY NOTES PAYABLE, less current portion	2,677,144	—
OBLIGATIONS UNDER CAPITAL LEASES, less current portion	—	37,507

Total liabilities	6,336,172	8,932,730

COMMITMENTS AND CONTINGENCIES	—	—

STOCKHOLDERS’ DEFICIT:
Common stock, $.01 par value; authorized 85,000,000 shares; 17,110,016 and 20,054,623 shares issued	171,100	200,546
Additional paid-in capital	70,167,149	71,345,556
Accumulated deficit	(72,309,803)	(72,456,301)

	(1,971,554)	(910,199)
Less: Notes receivable arising from the exercise of stock options	—	(2,652,000)
Treasury stock, zero and 30,443 shares, at cost	—	(120,461)

Total stockholders’ deficit	(1,971,554)	(3,682,660)

TOTAL	$4,364,618	$5,250,070

GALAXY NUTRITIONAL FOODS, INC.
Statements of Operations

Fiscal Years Ended March 31,	2007	2006	2005
NET SALES	$27,162,110	$37,775,862	$44,510,487
COST OF GOODS SOLD	16,224,549	28,142,732	34,736,594
Gross margin	10,937,561	9,633,130	9,773,893

OPERATING EXPENSES:
Selling	3,719,986	5,571,097	5,148,426
Delivery	902,979	2,251,318	2,307,166
Employment contract expense-general and administrative	—	—	444,883
General and administrative, including $108,160, $926,263 and $409,746 non-cash compensation related to stock based transactions	3,429,261	4,750,624	4,380,436
Research and development	224,843	321,016	309,054
Reserve on stockholder note receivable	1,428,000	10,120,200	—
Cost of disposal activities	295,651	1,646,490	—
Impairment of property and equipment	—	7,896,554	—
(Gain) loss on disposal of assets	44,280	(3,628)	(4,500)
Total operating expenses	10,045,000	32,553,671	12,585,465

INCOME (LOSS) FROM OPERATIONS	892,561	(22,920,541)	(2,811,572)

OTHER INCOME (EXPENSE):
Interest expense	(746,063)	(1,616,743)	(1,129,977)
Derivative income	—	—	62,829
Gain on fair value of warrants	—	388,731	18,937
Total other income (expense)	(746,063)	(1,228,012)	(1,048,211)

NET INCOME (LOSS)	$146,498	$(24,148,553)	$(3,859,783)

Less:
Preferred Stock Dividends	—	—	82,572
Preferred Stock Accretion to Redemption Value	—	—	319,500

NET INCOME (LOSS) TO COMMON STOCKHOLDERS	$146,498	$(24,148,553)	$(4,261,855)

BASIC AND DILUTED NET INCOME (LOSS) PER COMMON SHARE	$0.01	$(1.23)	$(0.25)

GALAXY NUTRITIONAL FOODS, INC.
Statements of Cash Flows

Fiscal Years Ended March 31,	2007	2006	2005
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income (Loss)	$146,498	$(24,148,553)	$(3,859,783)
Adjustments to reconcile net income (loss) to net cash from (used in) operating activities:
Depreciation and amortization	141,339	1,517,287	2,172,566
Amortization of debt discount and financing costs	271,046	675,886	116,522
Provision for future credits and doubtful accounts on trade receivables	(179,971)	1,485,266	1,666,000
Provision for loss on stockholder note receivable	1,428,000	10,120,200	—
Derivative income	—	—	(62,829)
Gain on fair value of warrants	—	(388,731)	(18,937)
Non-cash compensation related to stock-based transactions	108,160	926,263	409,746
(Gain) loss on disposal of assets	44,280	7,892,926	(4,500)
(Increase) decrease in:
Trade receivables	1,545,932	(859,708)	(2,346,166)
Inventories	(103,904)	3,537,942	821,373
Prepaid expenses and other	(190,976)	148,875	46,709
Increase (decrease) in:
Accounts payable	(937,427)	(391,303)	1,790,920
Accrued and other liabilities	(347,848)	(953,028)	48,125

NET CASH FROM (USED IN) OPERATING ACTIVITIES	1,925,129	(436,678)	779,746

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(27,868)	(294,236)	(104,339)
Proceeds from sale of equipment	45,455	8,842,169	4,500
Increase in other assets	69,844	—	34,837

NET CASH FROM (USED IN) INVESTING ACTIVITIES	87,431	8,547,933	(65,002)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net borrowings (payments) on line of credit	(1,362,116)	(3,539,477)	853,202
Borrowings on notes payable	1,200,000	2,400,000	—
Repayments on notes payable	(1,200,000)	(8,241,985)	(1,140,000)
Financing costs for long term debt	(144,011)	(303,697)	(37,500)
Principal payments on capital lease obligations	(62,826)	(221,641)	(239,603)
Proceeds from exercise of common stock options	—	2,880	18,856
Proceeds from exercise of common stock warrants, net of costs	—	1,651,310	—
Proceeds from issuance of common stock under employee stock purchase plan	—	15,453	24,002
Proceeds from issuance of common stock, net of costs	—	—	2,198,090
Redemption of preferred stock	—	—	(2,279,688)

NET CASH FROM (USED IN) FINANCING ACTIVITIES	(1,568,953)	(8,237,157)	(602,641)

NET INCREASE (DECREASE) IN CASH	443,607	(125,902)	112,103

CASH, BEGINNING OF YEAR	435,880	561,782	449,679

CASH, END OF YEAR	$879,487	$435,880	$561,782

GALAXY NUTRITIONAL FOODS, INC.
EBITDA, as adjusted, (a non-GAAP measure) Reconciliation
(Unaudited)

	THREE MONTHS ENDED MARCH 31,		TWELVE MONTHS ENDED MARCH 31,
	2007	2006	2007	2006
NET SALES	$6,491,152	$8,414,387	$27,162,110	$37,775,862

NET INCOME (LOSS)	$201,179	$(1,833,320)	$146,498	$(24,148,553)
Plus:
Non-cash compensation expense	—	2,750	108,160	926,263
G&A expenses related to strategic alternatives	—	177,987	45,500	385,609
Reserve on stockholder note receivable	—	990,857	1,428,000	10,120,200
Cost of disposal activities	12,104	304,286	295,651	1,646,490
(Gain)/loss on disposal and impairment of assets	—	(74,594)	44,280	7,892,926
(Gain)/loss on fair value of warrants	—	—	—	(388,731)
Interest expense	122,790	370,253	746,063	1,616,743
Depreciation and amortization expense	11,237	54,251	141,339	1,517,287
EBITDA, as adjusted	$347,310	$(7,530)	$2,955,491	$(431,766)

As a % of Net Sales	5.4%	(0.1%)	10.9%	(1.1%)

Footnote on non-GAAP Measures Presented Above

Management utilizes certain non-GAAP measures such as EBITDA, as adjusted, because it provides useful information to management and investors in order to accurately review the Company’s current on-going operations and business trends related to its financial condition and results of operations. Additionally, these measures are key factors upon which the Company prepares its budgets and forecasts. In its determination of non-GAAP measures, management excludes the non-cash compensation related to stock-based compensation, G&A expenses related to strategic alternatives, the cost of disposal activities, impairment or loss on the sale of assets, and the reserve against a stockholder note receivable from its analysis of operating income because it believes that these items do not accurately reflect the Company’s current on-going operations. With respect to non-cash compensation and fair value of warrants, they are calculated based on fluctuations in the Company’s stock price which are outside the Company’s control and typically do not reflect the Company’s operations. These non-GAAP measures are not in accordance with, or an alternative for, generally accepted accounting principles and may be different from non-GAAP measures reported by other companies.